SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No. _____)

Check the appropriate box:

☒   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐   Definitive Information Statement

FREEDOM RESOURCES ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

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☐    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies: ________________

(2)

Aggregate number of securities to which transaction applies: ________________

(3)

Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________________

(4)

Proposed maximum aggregate value of transaction: ________________________

(5)

Total fee paid: _____________________________________________________

☐    Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: ____________________________________________

(2)

Form, Schedule or Registration Statement No.: ___________________________

(3)

Filing Party:  ______________________________________________________

(4)

Date Filed:  _______________________________________________________

FREEDOM RESOURCES ENTERPRISES, INC.

901 East 7800 South

Midvale, UT  84047

INFORMATION STATEMENT

We are furnishing this information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with certain actions to be taken by Freedom Resources Enterprises, Inc. (the “Company”), pursuant to the written consent dated February 22, 2008, of the shareholders of the Company holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on February 22, 2008 (the “Record Date”).  Pursuant to the written consent of shareholders holding a majority of our outstanding shares of Common Stock, our Articles of Incorporation will be amended to increase our authorized capital from 25,000,000 shares of Common Stock to 100,000,000 shares of Common Stock.

This Information Statement is being mailed on or about March 4, 2008, to shareholders of record on February 22, 2008.  The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  The action shall be taken on or about March 25, 2008, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Neil Christiansen

Neil Christiansen, Secretary

Midvale, Utah

February 22, 2008

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 25,000,000 shares of Common Stock, of which 2,800,000 shares were issued and outstanding as of the Record Date.  Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  The affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to approve the Amendment to the Articles of Incorporation.  The Nevada Revised Statutes provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

Our Board of Directors, by written consent dated February 22, 2008, approved the increase in the authorized capital of the Company.  By action of written consent, dated February 22, 2008, holders of a total of 1,910,000 outstanding shares of our Common Stock, which number of shares represented a majority of our outstanding shares, voted in favor of the foregoing proposal.  As a result, adoption of the Amendment to the Articles of Incorporation was approved, and no other shareholder consents will be solicited in connection with this Information Statement.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE INCREASE IN THE AUTHORIZED CAPITAL OF THE COMPANY.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

AMENDMENT TO THE ARTICLES OF INCORPORATION

General

On February 22, 2008, our Board of Directors approved an amendment to our Articles of Incorporation to effect an increase in our authorized capital stock to 100,000,000 shares of Common Stock.  On February 22, 2008, holders of a majority of our outstanding Common Stock as of the Record Date approved the amendment to our Articles of Incorporation to effect an increase in the authorized capital of the Company to 100,000,000.  The full text of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit A.

The determination by our Board of Directors to increase the authorized capital of the Company was based upon the fact that the Company is a shell company and is seeking potential business acquisitions or opportunities to enter into in an effort to commence business operations.  Management believes that any operating entity desiring to acquire an interest in our Company would negotiate for a significant percentage of the ownership of our Common Stock.  Management further believes that the increase in the authorized number of shares of our Common Stock is necessary to attract potential target companies and provide them with the number of shares required to furnish them a substantial percentage of our Common Stock.  From time to time the Company has been engaged in preliminary discussions with potential target companies.  The Company had retained counsel to assist management in the acquisition process and had prepared a draft letter of intent in connection with these preliminary discussions.  However, the draft letter of intent was not executed by either party and there are currently no agreements with respect to any acquisition, nor can an assurance be given that the Company will ever consummate any such transaction.

The Board of Directors believes it is in the best interests of the Company to increase the authorized capital stock of the Company in order to ensure that we have sufficient authorized capital to undertake a reverse acquisition transaction with any potential target.

The issuance of additional shares of common stock may have the effect of dilution on our existing shareholders.  Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  As indicated above, however, the purpose of the increase in the authorized common stock is to ensure that we have sufficient authorized capital to enter into a reverse acquisition transaction with an operating entity.   We are not increasing our authorized capital to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Effective Date of the Amendment

The increase in our authorized capital stock will become effective upon filing of the Certificate of Amendment with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing proposal may not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders.  We anticipate filing the Certificate of Amendment on or about the close of business on March 25, 2008.  This amendment will have no effect on the outstanding shares of Common Stock.

Dissenters' Rights of Appraisal

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the increase in the authorized shares and we will not independently provide shareholders with any such right.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS

TO BE ACTED UPON

Neither our sole officer and director, Neil Christiansen, who has served in such capacity since the beginning of our last fiscal year, nor any associate of Mr. Christiansen, has any substantial interest, directly or indirectly, in the matter acted upon.  Our sole director, Neil Christiansen, has voted in favor of the action taken by the Company described herein.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 22, 2008, the name and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 2,800,000 issued and outstanding shares of our Common Stock, and the name and the shareholdings of each director and of all officers and directors as a group.  The shares outstanding reflect a 10-for-1 forward stock split effected on approximately April 5, 2005; a 1-for-2.5 reverse stock split effected on approximately November 15, 2007; and a 1-for-2 reverse stock split effected on approximately November 15, 2007.

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares
Neil Christiansen (1) 901 East 7800 South Midvale, UT 84047	1,910,000	68%
Officers and Directors as a Group (1 Person)	1,910,000	68%

(1)

Officer and director

HOUSEHOLDING

Effective as of December 4, 2000, the Securities and Exchange Commission adopted amendments to its proxy rules under the Exchange Act permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Company is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Company’s printing and mailing costs.  If you received multiple copies of this information statement and, in the future, wish to receive only a single copy, we will send it to you upon your written request, forwarded to the attention of the Company’s Corporate Secretary by mail to 901 East 7800 South, Midvale, UT  84047.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, we will send them to you upon your written request, forwarded to the attention of the Company’s Corporate Secretary by mail to 901 East 7800 South, Midvale, UT  84047.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission.  You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information.

By Order of the Board of Directors

/s/ Neil Christiansen

Neil Christiansen, President

Midvale, Utah

February 22, 2008

EXHIBIT A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website:  secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS. 78.385 and 78.390)

Certificate Of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.

Name of corporation:  Freedom Resources Enterprises, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

Article IV

Stock

(a)

Common Stock.  The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 100,000,000 shares, par value $.001 per share.  All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

Cumulative voting in elections of Directors and all other matters brought before stockholders’ meetings, whether they be annual or special, shall not be permitted.

(b)

Preferred Stock.  The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:  1,910,000.

4.

Effective date of filing (optional):  (must not be later than 90 days after the certificate is filed)

Officer Signature (required):  ____________________________

Neil Christiansen, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.